DATE:              30-Jun-97

          SCHEDULE FOR RESTATED COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    TCW/DW INCOME and GROWTH FUND - CLASS C

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                       _
              |        _______________  |
FORMULA:      |       |                 |
              |  /\ n |      ERV        |
         T  = |    \  |    -------      |  - 1
              |     \ |       P         |
              |      \|                 |
              |_                       _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
       ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT

                                                      (A)
   $1,000        ERV AS OF       NUMBER OF      AVERAGE ANNUAL
INVESTED - P     31-Jan-97       YEARS - n     TOTAL RETURN - T
------------     ---------       ---------     ----------------

31-Jan-96        $1,124.60               1         12.46%

31-Mar-93        $1,485.40          3.8385         10.86%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                       _
              |        _______________  |
FORMULA:      |       |                 |
              |  /\ n |      EV         |
         t  = |    \  |    -------      |  - 1
              |     \ |      P          |
              |      \|                 |
              |_                       _|

                     EV
         TR  =     -------   - 1
                     P


    t = AVERAGE ANNUAL TOTAL RETURN
        (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                               (C)                        (B)
   $1,000      EV AS OF       TOTAL      NUMBER OF   AVERAGE ANNUAL
INVESTED - P   31-Jan-97   RETURN - TR   YEARS - n   TOTAL RETURN - t
------------   ---------   -----------   ---------   ----------------

31-Jan-96      $1,134.60     13.46%              1       13.46%

31-Mar-93      $1,485.40     48.54%         3.8385       10.86%




(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
        TR= TOTAL RETURN SINCE INCEPTION



   $10,000       TOTAL         (D) GROWTH OF             (E) GROWTH OF            (F) GROWTH OF
INVESTED - P   RETURN - TR   $10,000 INVESTMENT - G   $50,000 INVESTMENT - G   $100,000 INVESTMENT - G
------------   -----------   ----------------------   ----------------------   -----------------------
31-Mar-93         48.54             $14,854                   $74,270                  $148,540

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